UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2012

OxySure Systems, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-54137 (Commission File Number)	71-0960725 (IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX (Address of principal executive offices)	75033 (Zip Code)

(972) 294-6450 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 29, 2012, OxySure Systems, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Agreement”) with the M. Nyewe Trust (the “Nyewe Trust”).

The Agreement provides that the Nyewe Trust purchase a subordinated convertible promissory note (the Note”) from the Company for cash. The salient terms of the Note are as follows:

Principal amount (“Principal Amount “) of the Note: $100,000

Interest rate: 8% per annum

Maturity: The then outstanding Principal Amount, together with accrued and unpaid interest thereon, or the optional conversion shares (“Optional Conversion Shares”) as the case may be, is due on the 360th day subsequent to January 29, 2012 (the "Maturity Date").

Conversion: The Note is convertible, at the option of either the Company or the Nyewe Trust, at any time on or prior to the Maturity Date. All or any portion of the then outstanding Principal Amount and accrued but unpaid interest of the Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the conversion price, which is $1.50 per Optional Conversion Share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012

OXYSURE SYSTEMS, INC.,
a Delaware corporation

/s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President,
Chief Financial Officer, and Secretary

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